Exhibit 5.1

REEDER & SIMPSON, P.C.
ATTORNEYS AT LAW

P.O. Box 601	Telephone: 011-692-625-3602
RRE Commercial Center	Email:	dreeder@minta.mh
Majuro, MH 96960		r.simpson@simpson.gr

RS Platou Markets, Inc.
Manager of the Second Placement Agent
410 Park Avenue
Suite 701
New York, New York 10022

September 15, 2014

We are licensed to practice law in the Republic of the Marshall Islands (the “RMI”), and are members in good standing of the Bar of the RMI. We are acting as special RMI counsel for DHT Holdings, Inc., a RMI corporation (the “Company”), and certain RMI Subsidiaries, all of which are RMI corporations and all of which are listed on the attached Schedule I (the “RMI Subsidiaries”), in connection with the direct sale to certain investors of 23,076,924 shares (the “Shares”), of the Company’s common stock, par value $0.01 per share the “Common Stock”), pursuant to the Placement Agency Agreement dated September 10, 2014 (the “Placement Agreement”), by and between the Company and RS Platou Markets, Inc., acting severally on behalf of themselves and the several placement agents named in Schedule II thereto (collectively, the “Placement Agents”), and the Subscription Agreements listed on Schedule II hereto (the “Subscription Agreements”, and together with the Placement Agreement, the “Transaction Documents”).

This opinion is furnished to the Placement Agent pursuant to Section 3(e) of the Placement Agreement.

For purposes of this opinion, we have made such examinations of matters of law as we deem necessary in connection with the opinions expressed herein. In rendering this opinion, we have also examined and relied upon copies of the Registration Statement on Form F-3 (File No. 333-194296) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), as it became effective under the Securities Act (the “Registration Statement”), the Company’s Prospectus Supplement, dated March 14, 2014 (the “Prospectus Supplement”), included in the Registration Statement as filed by the Company pursuant to Rule 424 of the rules and regulations of the Securities and Exchange Commission under the Securities Act, the Articles of Incorporation and Bylaws of each of the Company and each of the RMI Subsidiaries and all such other documents, affidavits, corporate records or certificates or other statements of RMI government officials or officers or representatives of the Company and each of the RMI Subsidiaries and such other instruments as we have considered necessary and appropriate.

In rendering this opinion we have assumed with your permission and without independent verification:

1.           The genuineness of all signatures, the legal capacity of natural persons and of all parties to the Transaction Documents (other than the Company), the authenticity of all items submitted to us, and the conformity with originals of all items submitted to us as copies, facsimile, electronic or otherwise. We have assumed that when each party to the Transaction Documents (other than the Company and the RMI Subsidiaries) executed and delivered the Transaction Documents along with all other agreements, instruments, associated documents, and resolutions, that such party was duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation, that such party was duly qualified to engage in the transactions covered by this opinion, that such party had the power and authority to enter into and perform its obligations thereunder, that such party had duly and validly authorized, executed and delivered the Transaction Documents, that the Transaction Documents constitute the legal, valid, and binding obligations of such party, that the due authorization, execution, validity, enforceability and delivery of the Transaction Documents complies with all relevant laws other than the laws of the RMI which are the subject of this opinion, and that all actions required to be taken by such parties have been duly accomplished including the completion of all conditions precedent;

2.           The effect of any applicable bankruptcy, insolvency, reorganization, preferential and fraudulent transfer, moratorium and other similar laws now or hereafter in effect affecting generally the enforcement of creditors or secured creditors rights; and

3.           The truth, accuracy, and completeness of all representations and warranties in the Transaction Documents as to factual matters but not as to conclusions of law that are the subject of this opinion letter.

We express no opinion whatsoever as to matters governed by or the effect or applicability or enforceability of any laws of any other jurisdiction other than the laws of the RMI which are in effect as of the date hereof. This opinion speaks as of the date hereof, and it should be recognized that changes may occur in the laws of the RMI after the date of this letter which may affect the opinions set forth herein. We assume no obligation to advise the parties, their counsel, or any other party seeking to rely upon this opinion, of any such changes, whether or not material, or of any other matter which may hereinafter be brought to our attention. This opinion is furnished solely for your benefit in connection with the above-described transaction and may not be used for any other purpose or relied upon by, nor copies delivered to, any person without our prior written consent in each case.

On the basis of and in reliance on the foregoing, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that:

1.           The Company has been duly incorporated and validly exists as a corporation in good standing under the laws of the RMI, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus, the Prospectus Supplement, and the Prospectus and to execute and deliver the Transaction Documents and to perform its obligations thereunder and to consummate the transactions contemplated thereby.

2.           Each of the RMI Subsidiaries has been duly incorporated and validly exists as a corporation in good standing under the laws of the RMI, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus, the Prospectus Supplement, and the Prospectus.

3.           The Transaction Documents have each been duly and validly authorized, executed and delivered by the Company.

4.           All of the outstanding shares of capital stock of the Company and the RMI Subsidiaries, including the Shares, have been duly authorized and validly issued, are fully paid and non-assessable and are free of any statutory preemptive and, to the best of our knowledge, contractual preemptive rights, and, to the best of our knowledge, are owned free and clear of any encumbrances and liens.

5.           The statements under the captions “Marshall Island Corporate Law Discussion” and “Tax Considerations—Marshall Islands Tax Considerations” in the Prospectus Supplement, Time of Sale Prospectus and Prospectus, Item 8 of Part II of the Registration Statement and “Item 3. Key Information—Risk Factors—Risks Relating to our Common Stock—Our amended and restated bylaws restrict stockholders from bringing certain legal action against our officers and directors” and “Item 3. Key Information—Risk Factors—Risks Relating to our Common Stock—We have anti-takeover provisions in our amended and restated bylaws that may discourage a change of control” in the Company’s Annual Report on Form 20-F for the year ending December 31, 2013 and incorporated by reference into the Registration Statement, Time of Sale Prospectus, and Prospectus insofar as such statements constitute summaries of documents governed by RMI law or RMI legal proceedings or refer to matters of RMI law or RMI legal conclusions, and those statements in the Registration Statement, Time of Sale Prospectus, Prospectus, and the Prospectus Supplement that are descriptions of RMI legal documents or of RMI legal proceedings, or refer to statements of RMI law or RMI legal conclusions, at the time such Registration Statement became effective, as of [8:30 A.M.] (Eastern Standard Time) as of the date of the Prospectus Supplement, Time of Sale Prospectus, and the Prospectus and as of the date hereof, are accurate and complete in all material respects and present fairly the information purported to be shown.

6.           No approval, authorization, consent, license, registration, qualification, decree or order of or filing with any RMI governmental or regulatory commission, board, body, authority or agency is required or necessary in connection with the sale, assignment, transfer and delivery of the Shares under the Transaction Documents, the due authorization, execution and delivery of the Transaction Documents and consummation by the Company of the transactions contemplated by the Transaction Documents, except such which have been duly obtained and are in full force and effect.

7.           The execution, delivery and performance of the Transaction Documents or the offering and sale of the Shares by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the Articles of Incorporation, Bylaws or other organizational document of the Company or any of the RMI Subsidiaries or any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement to which the Company or any of the RMI Subsidiaries is a party or by which any of them may be bound or any RMI law, regulation or rule or any decree, judgment or order of any governmental or regulatory commission, board, body, authority or agency in the RMI applicable to the Company or any of the RMI Subsidiaries or their respective properties.

8.           To the best of our knowledge the Company has good and valid title to the assets described in the Registration Statement and the Prospectus Supplement, Time of Sale Prospectus, Prospectus, and the documents incorporated by reference therein.

9.           After giving effect to the transactions (including the offering of the Shares) contemplated by the Transaction Agreements and the offer, sale and issuance of the Shares, the issued and outstanding shares of the Common Stock will be 92,510,086.

10.           The choice of New York law to govern the Transaction Documents constitutes a valid choice of law insofar as the laws of the RMI are concerned.

We hereby consent to the filing of this opinion with the Commission as an Exhibit to a report on Form 6-K and to the incorporation by reference of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Dennis J. Reeder
Reeder & Simpson, P.C.
Dennis J. Reeder

SCHEDULE I

COMPANY NAME

Ann Tanker Corporation
Cathy Tanker Corporation
Chris Tanker Corporation
DHT Chartering, Inc.
DHT Condor Limited
DHT Eagle, Inc.
DHT Falcon Limited
DHT Hawk Limited
DHT Maritime, Inc.
DHT Phoenix, Inc.
London Tanker Corporation
Newcastle Tanker Corporation
Sophie Tanker Corporation

SCHEDULE II

1.	Subscription Agreement dated September 10, 2014 between the Company and Cerberus Institutional Partners V, L.P.;

2.	Subscription Agreement dated September 10, 2014 between the Company and Solus Alternative Asset Management, L.P.;

3.	Subscription Agreement dated September 10, 2014 between the Company and Rasmussengruppen AS;

4.	Subscription Agreement dated September 10, 2014 between the Company and AAI Canyon Fund Plc;

5.	Subscription Agreement dated September 10, 2014 between the Company and Canyon Balanced Master Fund, Ltd.;

6.	Subscription Agreement dated September 10, 2014 between the Company and Canyon Distressed Opportunity Master Fund, LP

7.	Subscription Agreement dated September 10, 2014 between the Company and Canyon Distressed Opportunity Master Fund, LP (Extended);

8.	Subscription Agreement dated September 10, 2014 between the Company and Citi Canyon Ltd.;

9.	Subscription Agreement dated September 10, 2014 between the Company and The Canyon Value Realization Master Fund LP;

10.	Subscription Agreement dated September 10, 2014 between the Company and Canyon - GRF Master Fund II, LP;

11.	Subscription Agreement dated September 10, 2014 between the Company and Permal Canyon Fund Ltd.;

12.	Subscription Agreement dated September 10, 2014 between the Company and Permal Canyon IO Ltd.;

13.	Subscription Agreement dated September 10, 2014 between the Company and Canyon Value Realization MAC 18, Ltd.;

14.	Subscription Agreement dated September 10, 2014 between the Company and Canyon - TCDRS Fund LLC;

15.	Subscription Agreement dated September 10, 2014 between the Company and Canyon Value Realization Fund LP;

16.	Subscription Agreement dated September 10, 2014 between the Company and Claren). Road Credit Opportunities Master Fund, Ltd.;

17.	Subscription Agreement dated September 10, 2014 between the Company and Aristeia Capital, L.L.C.;

SCHEDULE II

18.	Subscription Agreement dated September 10, 2014 between the Company and DNB Norge IV, DNB Barnefond, DNB 2020, DNB Navigator;

19.	Subscription Agreement dated September 10, 2014 between the Company and Oceanic CL Fund LP;

20.	Subscription Agreement dated September 10, 2014 between the Company and Oceanic Opportunities Fund Ltd.;

21.	Subscription Agreement dated September 10, 2014 between the Company and Oceanic Hedge Fund;

22.	Subscription Agreement dated September 10, 2014 between the Company and Warwick Capital Partners LLP;

23.	Subscription Agreement dated September 10, 2014 between the Company and PHM Holdco 20 Sarl;

24.	Subscription Agreement dated September 10, 2014 between the Company and Gladwyne Master Fund Limited;

25.	Subscription Agreement dated September 10, 2014 between the Company and Swedbank Asset Management;

26.	Subscription Agreement dated September 10, 2014 between the Company and Zenit Asset Management AB;

27.	Subscription Agreement dated September 10, 2014 between the Company and Silver Tree Hong Kong Ltd;

28.	Subscription Agreement dated September 10, 2014 between the Company and CQS Directional Opportunities Master Fund;

29.	Subscription Agreement dated September 10, 2014 between the Company and CQS EELS Cayman Fund Limited;

30.	Subscription Agreement dated September 10, 2014 between the Company and CQS European Equity Long Short Master Fund;

31.	Subscription Agreement dated September 10, 2014 between the Company and J. Goldman Master Fund, LP;

32.	Subscription Agreement dated September 10, 2014 between the Company and Pine River Ultra Master Fund Ltd.;

33.	Subscription Agreement dated September 10, 2014 between the Company and Pine River Master Fund Ltd.;

34.	Subscription Agreement dated September 10, 2014 between the Company and Delphi;

SCHEDULE II

35.	Subscription Agreement dated September 10, 2014 between the Company and KLP Hedge Fund;

36.	Subscription Agreement dated September 10, 2014 between the Company and Cavenham Real Return;

37.	Subscription Agreement dated September 10, 2014 between the Company and Arrowgrass Master Fund LTD;

38.	Subscription Agreement dated September 10, 2014 between the Company and Home Capital AS;

39.	Subscription Agreement dated September 10, 2014 between the Company and Bjørgvin Vekst I AS;

40.	Subscription Agreement dated September 10, 2014 between the Company and Saba Capital Master Fund Ltd;

41.	Subscription Agreement dated September 10, 2014 between the Company and Saba Capital Master Fund II, Ltd;

42.	Subscription Agreement dated September 10, 2014 between the Company and Saba Capital Leverege Master Fund, Ltd;

43.	Subscription Agreement dated September 10, 2014 between the Company and Jefferies LLC;

44.	Subscription Agreement dated September 10, 2014 between the Company and Passport Global Master Fund Spc. Ltd.

45.	Subscription Agreement dated September 10, 2014 between the Company and VISIO Allocator Fund;

46.	Subscription Agreement dated September 10, 2014 between the Company and Midelfart Invest;

47.	Subscription Agreement dated September 10, 2014 between the Company and Kontrari AS;

48.	Subscription Agreement dated September 10, 2014 between the Company and Odin Maritim;

49.	Subscription Agreement dated September 10, 2014 between the Company and Tigerstaden AS;

50.	Subscription Agreement dated September 10, 2014 btween the Company and Uthalden AS;

51.	Subscription Agreement dated September 10, 2014 between the Company and MF Moore, LP;

SCHEDULE II

52.	Subscription Agreement dated September 10, 2014 between the Company and Violet Hill Generation Fund;

53.	Subscription Agreement dated September 10, 2014 between the Company and Awilco Invest AS;

54.	Subscription Agreement dated September 10, 2014 between the Company and Covalis Capital LLP;

55.	Subscription Agreement dated September 10, 2014 between the Company and Horizon Asset LLP;

56.	Subscription Agreement dated September 10, 2014 between the Company and Foxhill Capital;

57.	Subscription Agreement dated September 10, 2014 between the Company and Kellner Catalyst Fund;

58.	Subscription Agreement dated September 10, 2014 between the Company and Skeie Alpha Invest;

59.	Subscription Agreement dated September 10, 2014 between the Company and Martin AS;

60.	Subscription Agreement dated September 10, 2014 between the Company and Dalset Invest AS;

61.	Subscription Agreement dated September 10, 2014 between the Company and Aasheim Invest AS;

62.	Subscription Agreement dated September 10, 2014 between the Company and Sparebanken Vest;

63.	Subscription Agreement dated September 10, 2014 between the Company and Storm Nordic Fund;

64.	Subscription Agreement dated September 10, 2014 between the Company and Imagine Capital AS;

65.	Subscription Agreement dated September 10, 2014 between the Company and St Honore Investments LLC;

66.	Subscription Agreement dated September 10, 2014 between the Company and Gust AS;

67.	Subscription Agreement dated September 10, 2014 between the Company and Sjavarsyn;

68.	Subscription Agreement dated September 10, 2014 between the Company and Dukat AS;

SCHEDULE II

69.	Subscription Agreement dated September 10, 2014 between the Company and Marin AS;

70.	Subscription Agreement dated September 10, 2014 between the Company and Villamar AS;

71.	Subscription Agreement dated September 10, 2014 between the Company and Arne Risøy;

72.	Subscription Agreement dated September 10, 2014 between the Company and Snorre Øveland;

73.	Subscription Agreement dated September 10, 2014 between the Company and Jomani AS;

74.	Subscription Agreement dated September 10, 2014 between the Company and Mathias Holding.